Exhibit 10.12

STOCK PURCHASE AND STOCKHOLDER AGREEMENT

By and Among

HEALTHEXTRAS, INC.

HCEM CORP.

APS BENEFITS CORPORATION

and

THE SHAREHOLDERS IDENTIFIED HEREIN

December 6, 2005

STOCK PURCHASE AND STOCKHOLDER AGREEMENT

THIS STOCK PURCHASE AND STOCKHOLDER AGREEMENT (the “Agreement”), dated as of this sixth day of December, 2005, is entered into by and among HEALTHEXTRAS, INC., a Delaware corporation (“Parent”), HCEM Corp., a Delaware corporation (“Merger Sub”), APS Benefits Corporation, a Maryland close corporation (“Buyer”), and Charles Davidson, Jay Ver Hulst and Phyllis Shehab, each of whom have agreed to become individual shareholders of Buyer (collectively the “Shareholders”).

WHEREAS, the Parent, the Merger Sub, a subsidiary of the Parent, and Managed Care of America, Inc. are parties to an Agreement and Plan of Merger (the “Merger Agreement”) of even date herewith, pursuant to which the Merger Sub will merge (the “Merger”) with and into Managed Care of America, Inc., with Managed Care of America, Inc. as the surviving corporation (the “Company”); and

WHEREAS, the Shareholders collectively will be the owners of one million shares of the common stock of Buyer (the “Owner Shares”) and the ownership of the common stock of Buyer is as set forth on Exhibit A hereto; and

WHEREAS, each Shareholder is an executive officer of the Company prior to the Merger; and

WHEREAS, the Buyer wishes to purchase from the Company, and the Company wishes to sell to the Buyer, 1,000,000 shares (the “Purchased Shares”) of common stock of the Company (“Company Common Stock”), representing 20% of the issued and outstanding shares of Company Common Stock.

NOW, THEREFORE, in consideration of the premises and subject to the representations, warranties and covenants contained herein, the parties agree as follows:

1.	DEFINITIONS

For purposes of this Agreement, capitalized terms not otherwise defined herein shall have the meaning assigned to such term in the Merger Agreement, and the following capitalized terms, unless otherwise defined in this Agreement, have the meanings set forth below:

“Affiliate” means any individual, partnership, corporation, limited liability company, trust or other entity or association which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a party.

“Claims” means either (1) any action or proceeding, judicial or administrative (including arbitration and other alternative dispute resolution mechanisms), instituted (including by federal, state or local governmental units) against a party to this Agreement, or (2) any claim for indemnification brought by a party to this Agreement as the context requires.

“GAAP” means U.S. generally accepted accounting principles, consistently applied, as in effect from time to time.

“Loss” or “Losses” means any loss, liability, deficiency, damage, expense or cost (including reasonable attorney’s fees) incurred by a party as a result of, or with respect to, any breach or inaccuracy of any representation or warranty, or breach of or noncompliance with respect to any covenant or agreement (i) in this Agreement or (ii) subject to an aggregate limitation of $1,000,000, in the Merger Agreement, as the case may be, but excluding any special, incidental, consequential or punitive damages except as awarded by a court in claims instituted by a third party.

“Material Adverse Effect” means any circumstance, event, occurrence, change or effect that, as applicable, materially and adversely affects the business, operations, properties, condition (financial or otherwise), assets (tangible or intangible), liabilities (including contingent liabilities) or results of operations of the Company taken as a whole or materially and adversely affects any of the properties, assets or liabilities (including contingent liabilities) of the Buyer.

“Net Operating Income” shall have the meaning set forth in Section 11.1.

“Parent’s Knowledge” means the actual knowledge of Parent’s executive officers (determined in accordance with rule 16a-1(f) under the Exchange Act), after due inquiry.

“Shareholder’ Knowledge” means the actual knowledge of the Shareholders after due inquiry.

2.	THE TRANSACTION; STOCK PURCHASE AND CLOSING

2.1 Purchase of the Shares. The Parent hereby agrees to cause the Company to sell to the Buyer, and the Buyer hereby agrees to purchase from the Company, the Purchased Shares for the “Per Share Purchase Price” as set forth in Section 2.4, in accordance with and subject to the terms and conditions contained in this Agreement.

2.2 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m. (Washington, D.C. time) at the offices of Muldoon Murphy & Aguggia LLP, 5101 Wisconsin Avenue, N.W., Washington, D.C. on the “Closing Date” (the “Closing Date”) established by the Merger Agreement.

2.3 The Effective Time. Subject to the consummation of the Closing, the transactions contemplated by this Agreement, including the transfer of economic risks, shall be deemed effective immediately after the “Effective Time” pursuant to the Merger Agreement.

2.4 Per Share Purchase Price. The purchase price per share (the “Per Share Purchase Price”) for the Purchased Shares purchased by Buyer will be $1.00 per share, and will aggregate $1,000,000 for all of the Purchased Shares.

2.5 Intentionally Omitted.

2.6 Security For Certain Obligations of Buyer. At the Closing, the Buyer agrees to execute and deliver to the Parent a Pledge and Security Agreement, (the “Pledge Agreement”) in the form of Exhibit B hereto, pursuant to which such Buyer will pledge the Purchased Shares acquired by the Buyer to the Parent (or its subsidiary designee), as security for (i) any Losses of the Parent and the Company as a result of breaches of the representations and warranties and agreements made by the Buyer or the Shareholders under this Agreement; and (ii) subject to an aggregate limitation of $1,000,000, any Losses of the Parent and the Company as a result of breaches of the representations and warranties and agreements made by Managed Care of America, Inc. under the Merger Agreement.

3.	REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE SHAREHOLDERS

As an inducement to the Parent and the Merger Sub to enter into this Agreement, the Buyer and the Shareholders represent and warrant, jointly and severally, to each of the Parent and the Merger Sub that:

3.1 Each of the Shareholders has the full legal power and authority to execute and deliver, this Agreement and all other agreements and documents necessary to consummate the contemplated transactions. This Agreement has been duly executed and delivered by the Shareholders and constitutes the legal, valid and binding obligation of the Shareholders, enforceable in accordance with its terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and similar laws affecting the rights of creditors generally). Any other agreement contemplated to be entered into by the Shareholders in connection with this transaction, when duly executed and delivered by the Shareholders and the other parties thereto, will constitute the legal, valid and binding obligation of the Shareholders, enforceable in accordance with their terms (subject to enforcement of remedies in the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and similar laws affecting the rights of creditors generally).

3.2 No Breach. Except as set forth in Schedule 3.1 hereto, the execution and delivery by the Buyer and each of the Shareholders of this Agreement and related agreements contemplated by this Agreement and the compliance by the Shareholders with their respective terms and the performance by the Shareholders of any obligation hereunder or thereunder will not (a) result in the breach or violation (i) of any provision of law, or (ii) of any provision of any agreement, indenture, mortgage, lease or other obligation or instrument, any judgment, or any order or decree of any court or other agency of government, or cause any acceleration of an obligation thereunder, to which any of the Shareholders or any their respective properties or assets is bound, or (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (c) result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company, or any of the Shareholders, in each case, except for instances that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

3.3 Consents and Approvals. None of the Shareholders is required to obtain any approval, consent, qualification, order or authorization, or to submit any notice, report or other filing with (i) any governmental authority in connection with the execution or delivery by the Shareholders of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) any person whose consent is required in order for there not to be a Material Adverse Effect.

3.4 Litigation and Investigations. There is no: (i) action, suit, claim, proceeding or investigation pending or, to the Shareholders’ Knowledge, threatened against or affecting any Shareholder by any private party or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentally, domestic or foreign and, to the Shareholders’ Knowledge, there are no facts or circumstances providing a reasonable basis for such; (ii) governmental or professional inquiry pending or, to the Shareholders’ Knowledge, threatened, against or directly or indirectly affecting any Shareholder and to Shareholders’ Knowledge there are not existing facts or circumstances which are likely to provide a basis for any such claims; in each of case (i) and (ii) relating to the execution and performance by the Shareholders of this Agreement.

3.5 Investment Representation. The Buyer is acquiring the Purchased Shares for its own account, to hold for investment, and with no present intention of dividing its participation with others or reselling or otherwise participating, directly or indirectly, in a distribution of the Purchased Shares, and it will not make any sale, transfer, or other disposition of the Purchased Shares in violation of any state securities laws or in violation of the Securities Act of 1933, as amended (the “Securities Act”). The Buyer agrees that there will be placed on the certificates representing the Purchased Shares, or any substitutions for them, legends stating in substance:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE

“SECURITIES ACT”) OR REGISTERED OR QUALIFIED IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT; (ii) PURSUANT TO THE TERMS OF RULE 144 UNDER SAID ACT; OR (iii) PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE STOCK PURCHASE AND STOCKHOLDERS AGREEMENT BY AND AMONG HEALTHEXTRAS, INC., HCEM CORP., APS BENEFITS CORPORATION AND THE HOLDER HEREOF DATED DECEMBER 6, 2005, AND MAY NOT BE ASSIGNED, TRANSFERRED, PLEDGED, COLLATERALIZED, DIVIDENDED OR HYPOTHECATED EXCEPT AS PERMITTED BY AND IN ACCORDANCE WITH THE PROVISIONS OF THE STOCK PURCHASE AND STOCKHOLDERS AGREEMENT. COPIES OF THE STOCK PURCHASE AND STOCKHOLDERS AGREEMENT WILL BE FURNISHED BY HCEM CORP. TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

3.6 Accredited Investor. Each of the Shareholders is an “accredited investor” within the meaning of Regulation D under the Securities Act. Each of the Shareholders (i) has such knowledge and experience in financial and business affairs so that it is capable of evaluating the merits and risks involved in purchasing the securities of the Company to be received by it pursuant to this Agreement (ii) is able to bear the economic risks involved in purchasing such securities, (iii) has had the opportunity to ask questions of, and receive answers from, the Company concerning the Company and the terms of such securities and to obtain any additional information in connection therewith. Each of the Shareholders acknowledges and agrees that no representation has been made nor shall be deemed made by the Company as to the value of these securities.

3.7 Buyer Capital. Prior to the Closing, the Shareholders will purchase in the aggregate an additional 1,000,000 shares of Buyer Common Stock for total consideration of $1,000,000.

3.8 Buyer and Shareholders’ Acknowledgement. Buyer and Shareholders acknowledge and agree that Company and Parent have made the Purchased Shares available to Buyer as an inducement to the Shareholders to have a financial interest in the continued success of the Company and its subsidiary, EBRx, Inc. (“EBRx”), and to induce the Shareholders to promote the long term success of the Company and EBRx, as well as to provide an incentive to the Shareholders to assist Parent and Company in additional acquisitions. Any services rendered by a Shareholder to the Company or Parent will be compensated pursuant to a separate employment agreement or arrangement negotiated between the parties.

4.	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

As an inducement to the Buyer and the Shareholders to enter into this Agreement, the Parent and the Merger Sub represent and warrant to the Buyer and the Shareholders that:

4.1 Organization, Qualification and Corporate Power. Each of the Parent and the Merger Sub is validly existing and in good standing under the laws of the State of Delaware.

4.2 Validity. Each of the Parent and the Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the other transactions contemplated to be consummated by it by this Agreement, and, with respect to the Company, to cause the Company as the surviving corporation in the Merger to issue the Purchased Shares pursuant to this Agreement. The execution and delivery of this Agreement by each of the Parent and the Merger Sub and the consummation of the transactions contemplated by this Agreement by each of the Parent and the Merger Sub, have been validly authorized by all necessary corporate action, and this Agreement has been validly executed and delivered by each of the Parent and the Merger Sub, and assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligations of each of the Parent and the Merger Sub, enforceable against each of the Parent and the Merger Sub in accordance with its terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and similar laws affecting the rights of creditors generally).

4.3 No Breach. The execution and delivery by each of Parent and the Merger Sub of this Agreement and related agreements contemplated by this Agreement, and the performance by each of the Parent and the Merger Sub of any obligation hereunder or thereunder will not result in the breach or violation of the Articles of Incorporation or Bylaws of each of the Parent and the Merger Sub, or any provision of law, or of any provision of any agreement, indenture, mortgage, lease or other obligation or instrument, any judgment, or any order or decree of any court or other agency of government, or cause any acceleration of any obligations thereunder, to which each of the Parent and the Merger Sub or any of their properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Parent or the Merger Sub, in each case, except for instances that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

4.4 Governmental Authorities; Consents. Neither the Parent nor the Merger Sub is required to obtain any approval, consent, qualification, order or authorization, or to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated by this Agreement, other than as required in order to comply with the Securities Laws of any State.

4.5 Litigation and Investigations. There is no: (i) action, suit, claim, proceeding or investigation pending or, to the Parent’s Knowledge, threatened against or affecting the Parent or the Merger Sub by any private party or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and, to the Parent’s Knowledge, there are no facts or circumstances providing a reasonable basis for such; (ii) governmental or professional inquiry pending or, to the Parent’s Knowledge, threatened, against or directly or indirectly affecting the Parent or the Merger Sub and to the Parent’s Knowledge there are not existing facts or circumstances which are likely to provide a basis for any such claims; in each of case (i) and (ii) relating to the execution and performance by the Parent or the Merger Sub of this Agreement.

4.6 Purchased Shares. The Purchased Shares to be issued to the Buyer, when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. Upon consummation of the Merger, the authorized capital stock of the Company will consist of ten million (10,000,000) shares of Company Common Stock and one million (1,000,000) shares of preferred stock, par value $0.01 per share. Prior to the Closing, (i) 4,000,000 shares of Company Common Stock will be issued and outstanding, all of which will be validly issued, fully paid and nonassessable and (ii) the Company has issued no options, warrants or other rights to acquire Company Common Stock and no shares of Company Common Stock are reserved for future issuance pursuant to outstanding options, warrants or other rights to acquire Company Common Stock. The Parent represents and warrants that subsequent to the Merger and prior to the Closing it shall cause the Company not to issue any additional shares of capital stock of the Company or any options, warrants or other rights to acquire capital stock of the Company without the prior written consent of the Shareholders.

4.7 Parent and Merger Sub Acknowledgement. Parent and Merger Sub acknowledge and agree that Merger Sub and Parent have made the Company Shares available to Buyer as an inducement to the Shareholders to have a financial interest in the continued success of EBRx, and to induce the Shareholders to promote the long term success of EBRx as well as to provide an incentive to the Shareholders to assist Parent and Company in additional acquisitions. Any services rendered by a Shareholder to the Company or Parent will be compensated pursuant to a separate employment agreement or contract negotiated between the parties.

4.8 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate any provision of the Certificate of Incorporation or By-Laws of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.4 have been obtained and all filings and notifications described in Section 4.4 have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (iii) require any consent or approval under, result in any breach of, any loss of any benefit under or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii) of this Section 4.8, for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

4.9 Financing. Parent has, or shall have, sufficient funds to pay or cause the Merger Sub to pay the aggregate Per Share Repurchase Price in connection with the Parent Right or Shareholder Right described in Section 9 and 10 and consummate the purchase of the Owner Shares.

5.	CONDITIONS TO THE CLOSING

5.1 Conditions to Each Party’s Obligations. The respective obligations of each party to effect the Closing shall be subject to the satisfaction of the following conditions:

(a) Merger Agreement. Consummation of the Merger Agreement.

(b) Approvals and Consents. The parties shall have obtained the approvals, consents or waivers of any Governmental Entity or other person whose consent or approval shall be required to consummate the transactions contemplated by this Agreement.

(c) No Injunctions or Restraints; Illegality. No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement and no governmental authority shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits or makes illegal consummation of the transactions contemplated by this Agreement.

(d) Buyer’s Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the Buyer shall be as set forth in Exhibits C and D, respectively.

5.2 Conditions to the Obligations of the Buyer. The obligations of the Buyer to effect the Closing shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by the Buyer:

(a) Parent’s and Merger Sub’s Representations and Warranties. Each of the representations and warranties of the Parent and the Merger Sub contained in this Agreement shall be true and correct (except for inaccuracies that are de minimis) as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date.

(b) Performance of Parent’s and Company’s Obligations. Parent and the Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c) Parent’s Certificate. Buyer shall have received a certificate signed by Parent to the effect that the conditions set forth in Sections 5.2(a) and (b) have been satisfied

(d) Opinion of Counsel for the Company. The Company shall have delivered at the Closing an opinion from counsel for the Company dated as of the Closing Date in the form of Exhibit E to this Agreement.

(e) No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted and be pending to restrain or prohibit any of the transactions contemplated by this Agreement or to seek monetary damages as a result of the consummation of the transactions contemplated by this Agreement.

(f) Supporting Documents. The Company shall have delivered at the closing the supporting documents listed in Section 6.4.

5.3 Conditions to the Obligations of Parent and Company. The obligations of Parent and the Company to effect the Closing shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by the Parent or the Company:

(a) Buyer’s Representations and Warranties. Each of the representations and warranties of Buyer and the Shareholders contained in this Agreement shall be true and correct (except for inaccuracies that are de minimis) as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date.

(b) Performance of Buyer’s Obligations. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Buyer’s Certificate. Parent or the Company shall have received a certificate signed by the Buyer and each of the Shareholders to the effect that the conditions set forth in Sections 5.3(a) and (b) have been satisfied.

(d) Supporting Documents. Buyer shall have delivered at the Closing the supporting documents, if any, required by Section 7.4.

6.	DELIVERIES BY THE COMPANY

At the Closing, the Parent will cause the Company to deliver or cause to be delivered to the Buyer the following:

6.1 Stock Certificate and Stock Powers. Certificate(s) representing the Purchased Shares, registered in the name of the Buyer.

6.2 Opinion of Counsel for the Company. An opinion from counsel for the Company as required by Section 5.2(d).

6.3 Parent’s Certificate. A certificate signed by Parent as required by Section 5.2(c).

6.4 Supporting Documents. The following additional documents:

6.4.1	Reserved.

6.4.2	Certificate of the Secretary of the Company attesting to the incumbency of the Company’s officers, and the continuing validity of the Articles of Incorporation and Bylaws of the Company;

6.4.3	Such additional supporting documents and other information with respect to the operations and affairs of the Company as the Buyer or their counsel reasonably may request.

7.	DELIVERIES BY THE BUYER

At the Closing, the Buyer will deliver or cause to be delivered to the Parent and the Company, as the surviving corporation in the Merger, the following:

7.1 Payment of the Purchase Price. A promissory note in the principal amount of the Purchase Price payable to the Company and due in immediately available funds within five (5) business days after receipt by the Shareholders of the proceeds of their directly held shares of Managed Care of America, Inc., pursuant to the Merger, provided such shares are submitted to the Company within ten (10) business days after receipt by the Shareholders of the Letter of Transmittal pursuant to the Merger Agreement, otherwise within 20 business days after the receipt of that Letter of Transmittal.

7.2 Pledge and Security Agreement. The duly executed Pledge and Security Agreement from the Buyer in favor of the Parent (or its permitted designee) in the form of Exhibit B.

7.3 Buyer’s Certificate. A certificate signed by the Buyer as required by Section 5.3(c).

7.4 Supporting Documents. The following additional documents:

7.4.4	Certificate of the Secretary of State of the State of Maryland as to the legal existence and good standing of the Buyer in the State of Maryland;

7.4.5	Certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer’s officers, and the continuing validity of the Articles of Incorporation and Bylaws of the Buyer;

7.4.6	Such additional supporting documents and other information with respect to the operations and affairs of the Buyer as the Parent or Company or their counsel reasonably may request.

7.5 For the purpose of Sections 6 and 7, appropriate adjustment shall be made to the number of Purchased Shares and/or the Per Share Purchase Price to prevent dilution or enlargement as a result of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination, or exchange of shares or other similar corporate change.

8.	TERMINATION

8.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby abandoned, at any time prior to the Closing Date:

(a) by the mutual written consent of the Parent and the Buyer; or

(b) by either Parent or the Buyer, if either (i) any approval, consent or waiver of a governmental authority or other person required to permit consummation of the transactions contemplated by this Agreement shall have been denied or (ii) any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

(c) by either Parent or the Buyer, in the event that the Closing has not occurred by December 31, 2005, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; or

(d) by either Parent or Buyer (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a breach of any covenant or agreement on the part of the other party set forth in this Agreement, or if any representation or warranty of the other party shall have become untrue, and such breach or untrue representation or warranty has not been or cannot be cured within 30 days following written notice to the party committing such breach or making such untrue representation or warranty.

8.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Buyer as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability on the part of any party hereto or their respective officers and directors, except that (i) Sections 13.1, 13.2 and 13.3 and 14 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

9.	PARENT RIGHT

9.1 Parent Right. (a) The Parent (or at its election, the Company or EBRx) shall have the right to purchase for cash from each of the Shareholders any or all of the Owner Shares purchased by giving one or more notices of purchase (a “Purchase Notice”) to the Shareholders at any time during the period beginning after twelve full calendar months and ending after fifteen full calendar months after the Effective Time.

(b) The purchase price per share (the “Per Share Repurchase Price”) for the Owner Shares purchased by the Parent (or at its election, the Company or EBRx so long as the Company or EBRx, as the case may be, has adequate funds available to complete the purchase) from the Shareholders pursuant to this Section 9 (and Section 10 as adjusted by Section 10.1(b), as applicable) would be that amount calculated as follows:

(i)	if the Annualized Net Operating Income of EBRx for the six or twelve-month period, as the case may be, ended on the later of December 31, 2006 or the month most recently ended prior to thirty days before the date of a Purchase Notice (or a “Repurchase Notice” defined in Section 10.1) (the “Purchase Date Net Operating Income”) is less than $4,400,000, then the Per Share Repurchase Price would be $10.00 minus $0.50 for each full $200,000 by which the Purchase Date Net Operating Income is less than $4,400,000;

(ii)	if the Purchase Date Net Operating Income is at least $4,400,000 and not more than $4,600,000, then the Per Share Repurchase Price would be $10.00;

(iii)	if the Purchase Date Net Operating Income is greater than $4,600,000 but not greater than $5,500,000, then the Per Share Repurchase Price would be $10.00 plus $2.50 for each full $100,000 by which the Purchase Date Net Operating Income is greater than $4,600,000, but in no event greater than $20.00 per share; and

(iv)	if the Purchase Date Net Operating Income is greater than $5,500,000, then the Per Share Repurchase Price would be $20.00 plus $0.25 for each full $500,000 by which the Purchase Date Net Operating Income is greater than $5,500,000.

(c) For the purpose of Sections 9.1 and 10.1, adjustment shall be made to the number of Owner Shares and/or the Per Share Purchase Price to prevent dilution or enlargement as a result of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination, or exchange of shares or other similar corporate change.

(d) The purchase by the Parent (or the Company or EBRx) and the sale by the Shareholders pursuant to this Section 9 or Section 10.1 hereof shall be effected as soon as reasonably practicable (but in any event within 10 business days) after the later of (i) the delivery of the Purchase Notice, or, in the case of a purchase pursuant to Section 10.1, the Repurchase Notice, (ii) satisfaction of the procedure in Section 11.3, and (iii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(e) Any purchase of less than 100% of the Owner Shares contemplated by this Section shall be made pro rata from the Shareholders at the time of purchase.

10.	SHAREHOLDERS RIGHT

10.1 Shareholders Right. If, the Purchase Date Net Operating Income of EBRx, is greater than $3,500,000:

(a) Each Shareholder shall have the right during the period beginning after the end of the fifteenth full month and ending at the end of the eighteenth full month after the Effective Time to require the Parent (or at the Parent’s election, the Company or EBRx so long as the Company or EBRx, as the case may be, has adequate funds available to complete the purchase) to purchase 100% of the Owner Shares (not purchased pursuant to Section 9.1) for cash by giving a notice of purchase (a “Repurchase Notice”) to the Parent.

(b) The Per Share Repurchase Price for such Owner Shares to be purchased by the Parent (or the Company or EBRx) from the Shareholders pursuant to this Section 10.1 shall be 120% of that amount which would be calculated pursuant to Section 9.1(b) based on the Purchase Date Net Operating Income.

(c) The Parent agrees that prior to the expiration of the Shareholders Right (or compliance with Section 10.2), the Parent, directly or indirectly, will retain ownership of at least 51% of the Company and the Company will retain, directly or indirectly, 100% ownership of EBRx; and the Parent will not enter into any financing agreement or other contracts that prevents or restricts the fulfillment of the Parent’s obligations under this Agreement.

10.2 Acceleration of Shareholder Rights. In the event that the Parent (i) enters into any transaction or series of related transactions that result in (a) a majority of the Parent’s outstanding voting stock being owned by holders who were not shareholders of Parent immediately prior to such transaction(s), or (b) the replacement of a majority of the Parent’s directors; or (ii) the Parent terminates the employment at EBRx of any Shareholder without cause or (iii) a substantial portion of the assets of EBRx are sold such that EBRx cannot operate in accordance with its historical practices, then the Company and/or the Parent shall give the Shareholders 10 days’ prior notice of such event and the Shareholders shall have the right to exercise their rights under this Section 10 within 20 days of such notice. If such rights are exercised the Per Share Repurchase Price shall be calculated with the assumption that the Purchase Date Net Operating Income of EBRx is $5,000,000. In the event the Shareholders do not exercise their rights when so accelerated, the failure to exercise shall not operate as a waiver or preclude the exercise of the Shareholders’ rights under Section 10.1 when they would become due according to its terms.

10.3 Failure of Parent to Repurchase Shares as Required. To the extent Parent or the Company or EBRx does not purchase the Owner Shares when required by this Section 10 and Section 9.1(d), Parent shall transfer, within three business days, shares in the Company to each of the Shareholders in the same percentage as each such Shareholders’ ownership of shares of the Buyer represents a percentage of all shares of Buyer held by all of the Shareholders. The number of such shares so transferred to all of the Shareholders, together with the existing shares held by the Buyer and attributable to the pro rata ownership of the Buyer held by all of the Shareholders, shall equal fifty-one percent (51%) of the outstanding shares of the Company.

11.	NET OPERATING INCOME; CONDUCT OF BUSINESS

11.1 Determination of EBRx Annualized Net Operating Income. The term “Annualized Net Operating Income” means the greater of (i) two (2) times the net operating income (which is identified as operating profit in the financial statements of EBRx) for the six-month period used to calculate the Purchase Date Net Operating Income; or (ii) the net operating income for the twelve-month period used to calculate the Purchase Date Net Operating Income. All calculations of Annualized Net Operating Income shall be based on financial statements of EBRx for the applicable period prepared in accordance with GAAP on a basis consistent with the unaudited financial statements of EBRx as of and for the fiscal year ended May 31, 2005; and shall specifically not include depreciation or amortization of intangible assets attributable to the acquisition of EBRx or the Merger. Furthermore, in the event EBRx incurs expenses for the benefit of Parent or an Other Subsidiary, such expenses shall not be part of the calculation of the EBRx Annualized Net Operating Income.

11.2 Conduct of EBRx Business. (a) Phyllis Shehab, Charles Davidson and Jay Ver Hulst (collectively, the “Executive Officers”) will serve as executive officers of EBRx from the Effective Time through at least the earlier of the purchase of the Owner Shares by the Parent or the end of the eighteenth full calendar month after the Effective Time or such later time as may be provided in any other written agreement between the parties; provided that EBRx can terminate the employment of the Executive Officers if its business operations are not conducted in a commercially reasonable manner consistent with past practices.

(b) The Executive Officers will be responsible for directing the ordinary business operations of EBRx in a commercially reasonable manner consistent with past practices, subject to the authority of the Board of Directors of EBRx. To the extent that EBRx, the Company or the Parent determines that business conducted by EBRx or promoted to a prospective customer by EBRx should be conducted through another direct or indirect subsidiary of Parent (“Other Subsidiary”), the Gross Margin Dollars (as defined in the Determination of Contingent Additional Consideration that is Exhibit C to the Merger Agreement) attributable to such business shall be attributed to EBRx for purposes of the calculation of the Annualized Net Operating Income.

(c) It will be the policy of the Board of Directors of EBRx to promote the continuation and expansion of the business of EBRx consistent with commercially reasonable business practices. The Executive Officers will be required to provide information as to the operations of EBRx as reasonably requested by the Board of Directors and to inform the Board of Directors as soon as possible regarding all material developments relating to EBRx.

(d) Shareholders shall be entitled to designate one person to serve on both the Boards of Directors of the Company and EBRx (the “Shareholders Directors”) at the Effective Time until such time as the Owner Shares are repurchased by the Parent or the Company or EBRx. If any individual serving as a Shareholders Director shall die, resign, be removed or otherwise cease to serve as a Shareholders Director, during such period, the vacancy on the Board of Directors created thereby may be filled for the balance of the term only by the Shareholders.

(e) Parent represents and warrants to the Shareholders on behalf of itself and any of its current or future subsidiaries or affiliates that none of them have, and further covenants and agrees that none of them will, become a party to any agreement, understanding or contract which would prevent EBRx from conducting its business materially consistent with existing past practices (as of immediately prior to the Effective Time) following the Merger.

11.3 Procedure. The Parent or the Company will deliver to the Shareholders, an income statement of EBRx prepared in accordance with GAAP on a basis consistent with the unaudited financial statements of EBRx as of and for the fiscal year ended May 31, 2005, (i) for the applicable six or twelve-month period required to calculate the Annualized Net Operating Income, and (ii) in connection with any Purchase Notice showing the applicable Purchase Date Net Operating Income. Following the Shareholders’ receipt of such an income statement, the Shareholders and their accountants will have the right to review the books and records of EBRx which are relevant to those financial statements, provided that the Shareholders and their accountants enter into customary confidentiality and non-disclosure agreements. In the event that the Shareholders do not object to the applicable EBRx income statement within 20 business days of their receipt, then the determination of applicable Annualized Net Operating Income shall be final. In the event that the Shareholders object, the Shareholders will provide the Parent and the Company with written notice of such objections within 20 business days of their receipt of the applicable EBRx financial statement. The Shareholders and the Parent and the Company will, for a period of 20 business days, use commercially reasonable efforts to resolve the Shareholders’ objections. If the Shareholders and the Parent and the Company are unable to reach an agreement on the objection within this period, then the objections will be referred to an independent public accounting firm in the United States that is mutually acceptable to the Buyers and the Parent and the Company. The independent public accounting firm will act as arbitrator and will issue a report resolving all disputes as to the Annualized Net Operating Income and confirming the amount of the purchase price for Owner Shares, if any, as determined in accordance with the terms of this Agreement. Such report will be final and binding on the Shareholders and the Parent and the Company. Each of the Shareholders and the Parent and the Company will bear all costs and fees incurred by such person in connection with this arbitration, provided that the fees and expenses of the independent public accounting firm appointed hereunder shall be borne and be paid equally by each party.

12.	COVENANT NOT TO COMPETE.

12.1 Covenants Not to Compete. For a period of three (3) years from and after the Effective Time none of the Buyer nor any of the Shareholders shall (i) engage, directly or indirectly, in the business of owning, operating, administering, managing or providing consulting services, financial assistance or any other form of assistance or advice to, a pharmacy benefit management business (whether or not for profit) and/or a pharmacy, including a mail order pharmacy, (whether or not for profit) that competes with the Company or EBRx or any of their Affiliates (including, without limitation, the Parent); or (ii) disrupt or attempt to disrupt, or otherwise interfere with, the relationship, contractual or otherwise, between the Company or EBRx or any of its Affiliates (including, without limitation, the Parent) on the one hand, and any of their respective customers, suppliers, health care providers or employees, on the other hand.

13.	ADDITIONAL AGREEMENTS

13.1 Confidentiality of Business Information. Each of the Buyer and the Shareholders has received and hereafter may receive financial and other information concerning the activities, businesses, assets and properties of the Company and EBRx and their Affiliates (“Confidential Information”). Each of the Buyer and the Shareholders acknowledges and agrees that all Confidential Information regarding the Company and EBRx and their affiliates is the exclusive property of the Company and EBRx. None of the Buyer or the Shareholders shall disclose, directly or indirectly, Confidential Information to any person or make use of or exploit for its/his own purposes or the benefit of any other person any Confidential Information; provided, however, that the restrictions contained in this Section 13.1 shall not apply to any information that is or becomes generally available to the public other than through disclosure by the Buyer or the shareholders.

13.2 Confidentiality of this Agreement. Subject to Section 13.3 and except as the Parent may reasonably determine is needed to comply with its obligations under the Federal securities law, the existence, terms and contents of this Agreement and its schedules and exhibits and the nature and status of the transactions described herein and therein are confidential, and without the prior consent of the other party, neither party shall disclose to any person, other than its own directors, officers and key employees, Affiliates and accounting, investment banking and legal advisers, any such confidential information unless (i) in the written opinion of counsel to the party seeking to make the disclosure, such a disclosure is required by law or (ii) in connection with the sale of or other disposition, in whole or in part, of a party (or an entity that controls either of them) or any interest in them that involves this Agreement (but then only if such disclosure is subject to a non-disclosure agreement then customary in such transactions and as to which the other party and each of its affiliates is a third party beneficiary).

13.3 Announcements. None of the parties to this Agreement shall, without prior agreement of the other parties (which agreement shall not be unreasonably withheld), make any announcement to the public concerning the transactions contemplated by this Agreement, except as Parent may determine is needed to comply with any requirements of the Federal securities law, and as is determined by the Company’s predecessor after consultation with the Parent is needed to satisfy disclosure obligations to its shareholders with respect to voting on the merger governed by the Merger Agreement provided that the Parent will use reasonable efforts to provide the Company with the opportunity to review and comment on announcements regarding this Agreement prior to their release.

14.	INDEMNIFICATION

14.1 Parent’s Indemnification. Subject to the terms and conditions of this Section 14, the Parent (or the Company) agrees to indemnify and hold the Buyer (or the Shareholders) harmless from and against any and all Losses incurred by the Buyer (or the Shareholders) because of any inaccuracy in, or breach or violation of, the representations, warranties, agreements or covenants made by the Parent and the Merger Sub.

14.2 Buyer and Shareholders Indemnification. The Parent and the Company agree first to pursue recovery for any Losses covered by this Section 14.2 from the Contingent Additional Consideration and only pursue recovery for such Losses pursuant to this Section 14.2 to the extent recovery is not available from the Contingent Additional Consideration. Subject to the terms and conditions of this Section 14, the Buyer and Shareholders, jointly and severally, agree to indemnify and hold the Parent and the Company harmless from and against any and all Losses incurred by the Parent and the Company because of any inaccuracy in, or breach or violation of, the representations, warranties, agreements or covenants made by the Buyer or the Shareholders, to the extent that such Losses are not paid to the Parent or the Company pursuant to the Determination of Contingent Additional Consideration, Exhibit C to the Merger Agreement.

14.3 Notice of Claim or Loss.

14.3.1	Whenever indemnification is sought under this Section 14 with respect to a third party Claim, the party seeking indemnification (the “Indemnified Party”) shall notify in writing the party from whom indemnification is sought (the “Indemnifying Party”) of all information concerning the underlying Claim within thirty (30) calendar days after the Indemnified Party receives notice of such Claim.

14.3.2	In the event any Indemnified Party incurs a Loss that does not involve a third party Claim, the Indemnified Party shall promptly deliver a written notice of such Loss to the Indemnifying Party.

14.3.3	The failure of any Indemnified Party to give notice of any Claim on a timely basis will not affect its right to indemnification under this Section 14 except to the extent that the Indemnifying Party actually is prejudiced by the failure or delay.

14.3.4

The Indemnifying Party shall have the right to defend any third party Claim, including the right to retain counsel on behalf of the Indemnified Party and to enter into any settlement which includes the Indemnified Party, so long as such settlement is consented to by the Indemnified Party

(which consent will not be unreasonably withheld). If the Indemnifying Party does not elect to defend the Claim, any settlement of such Claim by the Indemnified Party must be consented to by the Indemnifying Party (which consent will not be unreasonably withheld). The controlling party will deliver to the other party upon request copies of all correspondence, pleadings, motions, briefs, appeals and other written statements relating to or submitted in connection with the defense of any third party Claim and timely notices of and the right to participate (as an observer) in any hearing or other court proceeding relating to such claim. The Indemnified Party will cooperate in all reasonable respects with Indemnifying Party and its attorneys in the investigation, trial or defense of any third party Claim or any related appeal, provided that the Indemnified Party may at its own cost participate in the investigation, trial and defense of any third party Claim and any related appeal.

14.4 Limitations on Indemnification.

14.4.1	The Buyer (or the Shareholders) will not be liable under this Section 14 for any inaccuracy or misrepresentation in, or breach or violation of, any of the representations and warranties, agreements or covenants of the Buyer (or the Shareholders) set forth in this Agreement or any certificate delivered pursuant to this Agreement, until the aggregate amount of all Losses relating to such misrepresentations and breaches exceeds $50,000, but the Buyer (or the Shareholders) then shall provide the full amount of the required indemnification.

14.4.2	None of the Buyer, the Shareholders, the Parent or the Company will be liable under this Section 14 for any Claim unless such person receives notice under Section 14.3 of such Claim before the survival period, if applicable, for the underlying representation, warranty, agreement or covenant expires.

14.4.3	The aggregate maximum liability under Section 14 in respect of any and all Claims other than Claims for breaches of Sections 3.1, 3.4, 4.1, 4.2, 4.5, 9, 10 or 11 of this Agreement will not exceed $1,000,000.

14.5 Payment of Indemnification Obligation.

14.5.1	Upon final determination of Losses for which the Parent is the Indemnifying Party, the amount of the Losses agreed to or awarded, as the case may be, shall be paid to the Indemnified Party within thirty (30) days following such final determination.

14.5.2

Upon final determination of Losses for which the Buyer and/or any Shareholder are the Indemnifying Party, the amount of the Losses agreed to or awarded, as the case may be, shall be paid to the Indemnified Party within thirty (30) days following such final determination; provided, however, that recourse for any amounts due and owing by the Buyer or any Shareholder pursuant to this Agreement shall be limited solely to an offset with respect to any amounts otherwise due and owing to the Buyer (or the Shareholders) pursuant to this Agreement and/or a return by the Buyer (and register in the name of the Parent (or the Company)) of that number of Purchased Shares having a fair market value equivalent to the amounts due and owing. For the avoidance of doubt, Parent shall have no recourse to any other assets of Buyer or any of the Shareholders.

14.5.3	Upon a payment of indemnification by the Buyer or the Shareholders to the Parent or the Company pursuant to this Section 14, such payor shall be subrogated to the rights of the Parent or the Company to indemnification pursuant to the Determination of Contingent Additional Consideration, provided that such subrogated rights shall be subordinate to any other rights of the Parent or the Company to indemnification pursuant to such Determination of Contingent Additional Consideration.

14.6 Survival. All agreements and covenants under this Agreement shall survive without limitation. All representations and warranties by the parties in this Agreement, or any certificate delivered pursuant to this Agreement, shall survive the Closing until the earlier of the repurchase of all of the Owner Shares by the Parent, the Company or EBRx or three years after the Effective Time, and the obligations of either party to indemnify the other party for any Losses thereunder shall terminate and expire, except with respect to Claims already made, when the survival of such representations and warranties terminates.

14.7 Exclusive Remedies. The remedies provided in this Section 14 constitute the sole and exclusive remedies for any breach of any representation or warranty set forth in this Agreement.

15.	MISCELLANEOUS

15.1 Amendment. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all of the parties hereto or as otherwise provided herein.

15.2 Waiver. No failure to exercise and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of such or any other right, power or privilege. No waiver or any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

15.3 Notice. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed given if delivered by guarantee overnight delivery or facsimile transmission, if such transmission is confirmed by delivery by guaranteed next business day delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate by like notice to the other parties):

If to Parent or Company: HealthExtras, Inc. 800 King Farm Boulevard Rockville, MD 20850 Attention: Chief Executive Officer Phone: (301) 548-2900 Fax: (301) 548-2992	With a copy as follows: Thomas Farah, Esq. General Counsel HealthExtras, Inc. 800 King Farm Boulevard Rockville, MD 20850 Phone: (301) 548-2900 Fax: (240) 268-3119

If to Buyer: Charles E. Davidson President APS Benefits Corporation 27 N. Collinwood Drive Pittsburgh, PA 15215 Phone: (412) 781-9115

If to Shareholders:

Phyllis Shehab

940 Osage Road

Pittsburgh, PA 15243

Phone: (412) 922-2803 Ext.119

Charles Davidson

27 N. Collinwood Drive

Pittsburgh, PA 15215

Phone: (412) 781-9115

Jay Ver Hulst

9017 Esin Court

Powell, OH 43065

Phone: (740) 881-6517

15.4 Severability. In the event any provision of this Agreement or portion thereof is found to be wholly or partially invalid, illegal or unenforceable in any proceeding, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from the Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

15.5 Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto, and other documents delivered at the Closing pursuant hereto) contains the entire understanding of the parties with respect to its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part of this Agreement as though set forth in full herein.

15.6 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other parties.

15.7 Certain Rules of Construction. The headings used in this Agreement have been inserted as a matter of convenience and reference only and shall not control or affect the meaning or construction of this Agreement. All references to the singular shall include the plural, and vice versa, where applicable. Acknowledging that parties have participated jointly the negotiation and drafting of this Agreement, if an ambiguity or question of intent or interpretation arises as to any aspect of this Agreement, then it will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

15.8 Third Party Beneficiaries. Except as specifically provided herein, this Agreement does not and is not intended to create any rights in any person or entity that is not a party to this Agreement.

15.9 Expenses. Each party hereto will pay its own legal, accounting and other fees and expenses incident to the transactions contemplated hereby, whether or not such transactions shall be consummated. Each party will be responsible for its own costs relative to the negotiations of such agreements and the preparation of any schedules or ancillary documents and agreements applicable to such party and required by this Agreement.

15.10 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware.

15.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Stock Purchase Agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date first above written.

HEALTHEXTRAS, INC.

By:
Name:	Michael P. Donovan
Title:	Chief Financial Officer

HCEM CORP.

By:
Name:	Michael P. Donovan
Title:	Executive Vice President, Chief Financial Officer and Director

APS BENEFITS CORPORATION

By:
Its:	Authorized Representative
Name:	Michael P. Donovan

SHAREHOLDERS

Phyllis Shehab

Charles E. Davidson

Jay Ver Hulst

EXHIBIT A

OWNERSHIP OF SHARES

Shareholder	Owner Shares Owned
Phyllis Shehab	200,000

Charles E. Davidson	400,000

Jay Ver Hulst	400,000

HealthExtras, Inc.	1

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EXHIBIT B

PLEDGE AND SECURITY AGREEMENT

Dated as of ___________, 2006

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), is made by APS Benefits Corporation, a Maryland close corporation with an address at 820 Parish Street, Pittsburgh, Pennsylvania 15220 (“Buyer”), in favor of HealthExtras, Inc., a Delaware corporation with an address at 800 King Farm Boulevard, Rockville, Maryland 20850 (the “Secured Party”).

RECITALS

A. The Secured Party, Managed Care of America, Inc., a Pennsylvania corporation (including its predecessor, the “Company”), Buyer and certain shareholders of Buyer, Phyllis Shehab, Charles Davidson and Jay Ver Hulst (the “Shareholders”), entered into a Stock Purchase and Stockholder Agreement as of December 6, 2005 (the “Stock Purchase Agreement”) pursuant to which the Company agreed to sell to Buyer, and Buyer agreed to purchase, 1,000,000 shares of common stock, par value $0.01 per share of the Company (the “Buyer Shares”), subject to the terms and provisions of the Stock Purchase Agreement. Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Stock Purchase Agreement.

B. The Company is the surviving corporation of a merger (the “Merger”) pursuant to an Agreement and Plan of Merger among the Secured Party, a predecessor of the Company, HCEM Corp., and the Company (the Company as it existed prior to the Merger being referred to herein as “MCOA”) dated as of December 6, 2005 (the “Merger Agreement”), which provided for the acquisition of the Company by the Secured Party; and each of the Shareholders was an executive officer of MCOA.

C. Pursuant to the terms of the Stock Purchase Agreement, the Buyer has agreed to grant the Secured Party a security interest in the Buyer Shares as security for breaches of representations and warranties by, and obligations of, (i) the Buyer and the Shareholders pursuant to the Stock Purchase Agreement and (ii) MCOA pursuant to the Merger Agreement, as more fully set forth below.

AGREEMENT

In consideration of the premises and other good and valuable consideration (receipt of which is hereby acknowledged), the Buyer hereby agrees as follows:

1. Pledge. The Buyer hereby pledges to the Secured Party, and grants to the Secured Party a security interest in, the following, whether now owned by the Buyer or hereafter acquired by it, and whether now or hereafter existing (the “Pledged Collateral”): (a) the Buyer Shares, all instruments evidencing the Buyer Shares, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Buyer Shares; (b) all subscription rights to which the Buyer is or may become entitled on account of the Buyer Shares; and (c) all proceeds of any of the foregoing.

2. Security for Obligations.

(a) This Agreement secures the payment by the Buyer to the Secured Party of any and all amounts necessary to satisfy the following obligations: (i) any Losses of the Parent and the Company under the Stock Purchase Agreement and (ii) any Losses of the Parent and the Company and EBRx, Inc. (“EBRx”) under the Merger Agreement identified prior to the termination (whether absolute or contingent and whether now existing or hereafter arising) (all such obligations and liabilities referred to in this Section 2 being the “Obligations”); provided, however, that no Obligation shall arise until, and only to the extent that, the aggregate amount of such Losses exceeds $100,000. The Buyer hereby agrees that to the extent permitted by law, the Pledged Collateral shall be used to secure, the payment of any amounts due to the Secured Party or the Company or to EBRx for any and all Losses of the Secured Party or the Company or EBRx under the Stock Purchase Agreement or the Merger Agreement, regardless of whether such Losses resulted from the breach of representations and warranties or the breach of or non compliance with agreements and covenants by the Buyer or any Shareholder or MCOA, as applicable. Notwithstanding any other provisions of this Agreement, the maximum aggregate amount of Obligations which are secured pursuant to the Merger Agreement is $1,000,000, reduced by any amount of such Losses offset by any reduction in amounts otherwise due and owing to the Buyer or the Shareholders pursuant to the Stock Purchase Agreement; provided, that, if Pledged Collateral is utilized to satisfy an obligation covered by this Agreement, it is understood and agreed that any obligation by Parent or its designee to repurchase Owner Shares under the Stock Purchase Agreement shall be reduced by an amount equal to the amount of the obligation satisfied by such Pledged Collateral.

(b) For purposes of this Agreement, “Loss” or “Losses” shall mean any loss, liability, deficiency, damage, expense or cost (including reasonable attorney’s fees) incurred by the Secured Party or the Company or EBRx as a result of, or with respect to, any breach or inaccuracy of any representation or warranty, or breach of or noncompliance with any covenant or agreement (i) by the Buyer or the Shareholders in the Stock Purchase Agreement or (ii) by MCOA in the Merger Agreement (including giving effect to any limitation on survival set forth in Section 9.01 of the Merger Agreement), as the case may be, but excluding any special, incidental, consequential or punitive damages except as awarded by a court in claims instituted by a third party; provided, however, that no breach or inaccuracy of any representation or warranty, or breach of or noncompliance with respect to any covenant or agreement in the Merger Agreement shall be considered to have occurred as a result of, or with respect to, standard industry accepted practice. Specifically, by way of example, but not limitation, no such Loss shall be associated with standard industry accepted practices related to the retention of rebates, the payment of commissions to TPAs and brokers for referring business, the retention of

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margins on the reimbursements of pharmaceutical claims to pharmacies and the exclusion of PBM services from sales tax calculations. Furthermore, no such Loss shall arise from the status of a party as a fiduciary under ERISA, or the imposition of state laws to pharmacy benefit managers purporting to regulate their business practices in a manner not uniformly followed in the industry (including, without limitation, the imposition of insurance laws or licensing requirements).

3. Delivery of Pledged Collateral. The Buyer will immediately deliver all certificates evidencing the Buyer Shares to the Secured Party and the Secured Party shall hold them pursuant to the terms of this Agreement. The Buyer shall also deliver to the Secured Party duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. The Secured Party shall return the Pledged Collateral to the Buyer upon the earlier of: (i) when the terms of this Agreement no longer provide for the pledge of the Pledged Collateral; or (ii) upon a default by Secured Party (or its designee) with respect to its obligations under the Stock Purchase Agreement.

4. Increase, Profits or Distributions; Changes in Capital Structure; Income.

(a) Upon the occurrence of any Event of Default (as defined in Section 12), the Buyer authorizes the Secured Party: (i) to receive any distributions on the Pledged Collateral and to hold the same as part of the Pledged Collateral; (ii) to surrender such Pledged Collateral or any part thereof in exchange therefor; and (iii) to hold the net cash receipts from any such distribution as part of the Pledged Collateral. If, upon the occurrence of any Event of Default, the Buyer receives any such distribution, the Buyer will, promptly and without the Secured Party’s request, deliver the same promptly to the Secured Party to be held by the Secured Party in the same manner as, and as part of, the Pledged Collateral.

(b) If, during the term of this Agreement, any reclassification, readjustment, or other change is declared or made in the capital structure of the Company, all new, substituted, and additional shares of Company Common Stock, or other securities, issued by reason of any such change with respect to the Pledged Collateral shall be held by the Secured Party under the terms of this Agreement in the same manner as, and as part of, the Pledged Collateral.

(c) If, during the term of this Agreement, subscription rights or any other rights are issued with respect to the Pledged Collateral, such rights shall be immediately assigned by the Buyer to the Secured Party, and, if exercised by the Buyer, all new shares of Company Common Stock or other securities so acquired by the Buyer shall be immediately assigned to the Secured Party to be held under the terms of this Agreement in the same manner as, and as part of, the Pledged Collateral.

(d) Upon an Event of Default, the Buyer shall not demand or receive any income from the Pledged Collateral, and, if the Buyer receives any such income (with or without demand), the Buyer will pay the same promptly to the Secured Party to be included as Pledged Collateral.

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5. Covenants of the Buyer and the Shareholders. As long as any of the Obligations remain unpaid, the Buyer and the Shareholders:

(a) Shall defend the Pledged Collateral against the claims and demands of all other parties; shall keep the Pledged Collateral free of all security interests or other encumbrances, except the security interest created hereby; and shall not sell, transfer, assign, deliver or otherwise dispose of any of the Pledged Collateral or any interest therein without the prior written consent of the Secured Party;

(b) Shall notify the Secured Party promptly in writing of any change in the Buyer’s address specified above;

(c) Shall pay all taxes, assessments and other charges of every nature which may be levied or assessed against the Pledged Collateral; and

(d) Shall promptly secure from the board of directors of the Company, or agree that the board of directors of the Company may grant, whatever waivers or consents the Secured Party considers would be necessary in connection with any future disposition of the Pledged Collateral pursuant to Section 12 hereof.

6. Representations and Warranties. The Buyer and the Shareholders represent and warrant (and, as long as any of the Obligations shall not have been paid in full, shall be deemed continuously to warrant) to the Secured Party that:

(a) The Buyer is the sole legal and beneficial owner of all the Pledged Collateral, free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

(b) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the perfected pledge by the Buyer of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Buyer or (ii) for the exercise by the Secured Party of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement.

7. Further Assurances. The Buyer agrees that at any time and from time to time, at the expense of the Buyer, the Buyer will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect or protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral.

8. Transfers and Other Liens. The Buyer agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to

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any of the Pledged Collateral, except for the security interest created under this Agreement or created by actions of the Secured Party.

9. Secured Party Appointed Attorney-in-Fact. The Buyer hereby appoints the Secured Party the Buyer’s attorney-in-fact, with full authority in the place and stead of the Buyer and in the name of the Buyer or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Buyer representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

10. Secured Party May Perform. If the Buyer fails to perform any agreement contained herein and the applicable grace period, if any, expires, the Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Secured Party incurred in connection therewith shall be payable by the Buyer under Section 13.

11. Reasonable Care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in it’s possession if the Pledged Collateral is accorded treatment substantially equal to that which it accords its own property, it being understood that neither the Secured Party shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any of the Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any of the Pledged Collateral.

12. Remedies upon Default. If at any time the Buyer or any of the Shareholders fails to pay when due any amounts payable pursuant to the Obligations set forth in Section 2 of this Agreement (any such failure or default being an “Event of Default”):

(a) The Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the “Code”) in effect in the State of Delaware at that time, and the Secured Party may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. The Buyer agrees that, to the extent notice of sale shall be required by law, at least seven (7) calendar days’ notice to the Buyer of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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(b) Any cash held by the Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Secured Party pursuant to Section 13) in whole or in part by the Secured Party against all or any part of the Obligations in such order as the Secured Party shall elect.

13. Expenses. If there is an Event of Default, the Secured Party shall be entitled to obtain from the Pledged Collateral any and all reasonable expenses, including the reasonable fees and expenses of counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the sale of, collection from, or other realization upon, any of the Pledged Collateral, (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Buyer to perform or observe any of the provisions hereof.

14. Duties of the Secured Party as Holder of the Pledged Collateral. The Secured Party’s sole duty hereunder shall be to safeguard the Pledged Collateral using the same standard of care it uses in maintaining its own property, and to distribute or deliver the Pledged Collateral (i) to the Buyer, upon receipt of a written certification from the Secured Party that no Obligations remain outstanding, or (ii) to the Secured Party, or to such other party as the Secured Party may direct, upon receipt of a written certification from the Secured Party that an Event of Default hereunder has occurred and the Secured Party is thereby entitled to possession of the Pledged Collateral.

15. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Buyer herefrom, shall in any event be effective unless the same shall be in writing and signed by the Buyer and Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

16. Addresses for Notices. All notices, demands or other communications to the Buyer in connection herewith shall be sufficiently given if mailed, or hand-delivered to the Buyer at the address specified at the head of this Agreement or such other place of which the Buyer may from time to time notify the Secured Party in writing. Any such notice shall be deemed to have been given when placed in the United States mails, delivered by hand, or upon receipt by overnight courier or facsimile.

17. Continuing Security Interest. Subject to the last sentence of Section 3 hereof, this Agreement shall create a continuing security interest in the Pledged Collateral and remain in full force and effect until the earlier of (a) such time that the Secured Party, the Company or EBRx has purchased and taken possession of all of the Owner Shares or (b) the later of (i) the final distribution of all Contingent Additional Consideration required pursuant to paragraph 4 of the Determination of Contingent Additional Consideration that is Exhibit C to the Merger Agreement (the “Determination”), including any extension of time required to determine the amount of any Non-Quantifiable Claim or resolve any disputed Claims or litigation regarding such Claims as provided for in the Determination, or (ii) three years after the Effective Time of

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the Merger, unless there then remains any unresolved claims for Losses of the Secured Party and the Company under the Stock Purchase Agreement or the Merger Agreement, in which case, the time at which such claims for Losses are resolved. This Agreement shall be binding upon the Buyer, its successors and assigns, and inure to the benefit of the Secured Party and its successors, transferees and assigns.

18. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

19. No Waiver; Remedies Cumulative. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law or by other contract.

20. Survival. All covenants, agreements, representations and warranties made by the Buyer in this Agreement shall, notwithstanding any investigation by the Secured Party, be deemed material and be deemed to have been relied upon by the Secured Party and shall survive the execution and delivery to the Secured Party of this Agreement.

21. JURY TRIAL WAIVER. THE BUYER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING BUT NOT LIMITED TO ANY CLAIMS, CROSS CLAIMS OR THIRD PARTY CLAIMS) ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS TO WHICH IT IS A PARTY.

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IN WITNESS WHEREOF, the Buyer has duly executed and delivered this Agreement as of the date first above written.

Witnessed	by:

APS BENEFITS CORPORATION

By:
Phyllis Shehab

Charles E. Davidson

Jay Ver Hulst

HealthExtras, Inc.

Agreed and Accepted by the Secured Party:

HEALTHEXTRAS, INC.

By:

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